                                                                     Exhibit 4.3

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR SOME EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                 GOAMERICA, INC.





           This Warrant is issued to Sony Electronics Inc., a Delaware corporation, or its registered assigns (the "Holder"), by GoAmerica, Inc., a Delaware corporation (the "Company"), on January 1, 2001 (the "Warrant Issue Date").

           1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company five hundred thousand (500,000) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

           2. Exercise Price. The purchase price for the Shares shall be $16.00 per share, and shall be subject to adjustment pursuant to Section 8 hereof (such price per share, as adjusted from time to time, is herein referred to as the "Exercise Price").

           3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern time, three (3) years after the Warrant Issue Date.

           4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                 (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices; and

                 (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

           5. Net Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                      -------
                        A

      Where X =   the number of shares of Common Stock to be issued to the
                  Holder

            Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

            A = the fair market value of one share of the Company's Common Stock (at the date of such calculation) (the "Fair Market Value")

            B =   Exercise Price (as adjusted to the date of such calculation)

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and
(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

           6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty
(30) days of the delivery of the subscription notice.

           7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

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The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

           8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                 (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                 (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                 (c) Distributions of Other Property. In case the Company shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of


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

consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options, or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase debt securities, assets, or other securities of the Company (excluding those referred to in paragraph (a) above), then in lieu of an adjustment in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Holder upon the exercise thereof at any time after such distribution shall be entitled to receive from the Company the stock or other securities to which the Holder would have been entitled if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 8; provided, however, that no adjustment in respect of cash dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon the exercise of this Warrant.

                 (d) Notice of Certain Events. If, at any time prior to the expiration of this Warrant, (i) the Company shall declare any dividend on the Common Stock payable in cash or shares of Common Stock, Common Stock or capital stock of the Company; or (ii) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options, or warrants to subscribe for or purchase shares of Common Stock or Common Stock or of any other subscription rights or warrants; or (iii) the Company shall authorize the distribution to all holders of shares of Common Stock evidences of its indebtedness or assets; or (iv) the Board of Directors of the Company shall have approved any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or lease of all or substantially all of the assets of the Company or any reclassification or change of Common Stock issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or
(v) the voluntary or involuntary dissolution, liquidation, or winding up of the Company occurs; or (vi) the Company proposes to take any action that would require an adjustment in the number or kind of securities issuable upon exercise of this Warrant pursuant to this Section 8; then the Company shall cause to be given to the Holder, at least twenty (20) calendar days prior to the applicable record date specified, or promptly in the case of events for which there is no record date, a written notice stating (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividends, rights, options, warrants, or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (C) the date on which any such consolidation, merger, sale, lease, reclassification, change, dissolution, liquidation, or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, sale, transfer, lease, reclassification, change, dissolution, liquidation, or winding up.

                 (e) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

           9. Registration Rights. The Holder of this Warrant is entitled to all of the rights of a "Holder" under the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement"). The Company represents and warrants to the Holder that it

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


has, on or prior to the Warrant Issue Date, caused the Registration Rights Agreement to be delivered to the Holder.

           10. Reservation of Stock, etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise or conversion of the Warrant, all shares of Common Stock from time to time issuable on the exercise or conversion of this Warrant and, upon such issuance, all such shares of Common Stock will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

           11. No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

           12. Register of Warrant. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. The ownership of the Warrant shall be proved by reference to the register and, prior to due presentation for registration of transfer, the Company may treat the person in whose name the Warrant shall be registered as the absolute owner thereof for all purposes.

           13. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor; provided, however, if this Warrant of which the original Holder (its nominee, or any of its officers, directors or general partners) is the registered holder is lost, stolen or destroyed, the affidavit of the President, Vice President, Treasurer or any General Partner of such Holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the Holder's written agreement to indemnify the Company.

           14. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise

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except as may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           15. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

           16. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 16 shall limit the right of the Holder to be provided the notices required under this Warrant. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant and purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

           17. Transfers of Warrant and Shares. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants. A transfer of this Warrant or any Shares held by the Holder or any affiliate of the Holder may be freely transferred to any other subsidiary or affiliate of the Holder without prior consent from the Company, the furnishing of an opinion of counsel to the Company, the filing of a registration statement to effect such transfer or any other certification relating to such subsidiary's or affiliate's status or financial condition.

           18. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

           19. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

           20. Assumption of Warrant. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (a) an acquisition of the Company by another entity by means of a merger, consolidation, or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that


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stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, or (b) a sale or transfer of all or substantially all of the Company's assets to any other person, then, as a part of such acquisition, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition, sale or transfer if this Warrant had been exercised immediately before such acquisition, sale or transfer, all subject to further adjustment as provided in Section 8 and, in any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Shares that the Holder is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

           21. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (a) upon personal delivery,
(b) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (c) one day after being sent, when sent by professional overnight courier service, or (d) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

           22. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

           23. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

           24. Governing Law. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.


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



           IN WITNESS WHEREOF, GoAmerica, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

                                    GOAMERICA, INC.


                                    By:  /s/ Joseph Korb
                                       ---------------------------------
                                        Name:   Joseph Korb
                                        Title:  President



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                               NOTICE OF EXERCISE



To:  GOAMERICA, INC.

            The undersigned hereby elects to [check applicable subsection]:

________    (a)   Purchase _________________ shares of Common Stock of
                  GoAmerica, Inc., pursuant to the terms of the attached
                  Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

            OR

________ (b) Exercise the attached Warrant for [all of the shares] [________ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

            The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                    WARRANTHOLDER:

                                    Sony Electronics Inc.

                                    By:[                                ]


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------


                        Address:
                                    ------------------------------------------

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Date:
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Name in which shares should be registered:


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